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                                                                    EXHIBIT 10.4


                           UROQUEST MEDICAL CORPORATION

                               EMPLOYMENT AGREEMENT

      This Agreement is entered into as of January 2, 1998, by and between UroQuest Medical Corporation, a Delaware corporation (the "Company") and Terry Spraker (the "Employee").

      WHEREAS, the Company desires to retain the Employee on a full-time basis in the capacity of President and Chief Executive Officer of the Company and the Employee desires to accept such employment; and

      WHEREAS the parties desire and agree to enter into an employment relationship by means of this Agreement;

      NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

      1. POSITION AND DUTIES. The Employee shall be employed as President and Chief Executive Officer of the Company, reporting to the Company's Board of Directors (the "Board") and assuming and discharging such responsibilities as are commensurate with the Employee's position. In performing his basic duties, the Employee shall work at his current location, although the Employee acknowledges that frequent travel may be necessary in carrying out his duties hereunder.

      2. EMPLOYMENT RELATIONSHIP. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

      3. COMPENSATION.

            (a) BASE SALARY. For all services to be rendered by the Employee pursuant to this Agreement, the Employee shall receive a minimum annual base salary of $240,000,

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payable in accordance with the Company's normal payroll
practices (the "Base Salary"). The Base Salary may be increased from time to time by the Board in its absolute discretion.

            (b) BONUS. For the Company's 1997 fiscal year, the Employee shall receive a fixed bonus equal to 50% of the Base Salary pro-rated for the portion of the year spent as CEO, subject to further review by the Compensation Committee. For each fiscal year of the Company after the 1997 fiscal year during the term of this Agreement, the Employee shall be eligible to receive a bonus, based on the achievement of certain performance criteria (which shall be determined by the Board for each fiscal year prior to the beginning of each such fiscal year) of up to a maximum of 50% of the Base Salary.

      4. STOCK OPTIONS.

            (a) INITIAL OPTION. The Company has granted the Employee an option (the "First Option") to purchase 120,000 shares of Common Stock of the Company. Except as otherwise provided herein, the First Option was granted pursuant to, and shall be governed by, the Company's 1994 Stock Plan. The First Option was vested and exercisable as to 100% of the shares subject thereto upon Dr. Spraker's employment commencement.

            (b) SECOND OPTION. The Company has granted the Employee a second option (the "Second Option") to purchase 100,000 shares of Common Stock of the Company. Except as otherwise provided herein, the Second Option was granted pursuant to, and shall be governed by, the Company's 1994 Stock Plan. The Second Option shall vest and become exercisable as to 100% of the shares subject thereto on the date ten (10) years from Dr. Spraker's employment commencement; provided, however, that on such date Employee remains employed by the Company. Notwithstanding the foregoing, the Second Option shall vest and become exercisable in full upon the Company obtaining U.S. regulatory approval to begin marketing its Male On-Command Catheter product.

            (c) THIRD OPTION. The Company has granted the Employee a third option (the "Third Option") to purchase 480,000 shares of Common Stock of the Company. Except as otherwise provided herein, the Third Option was granted pursuant to, and shall be governed by, the Company's 1994 Stock Plan. The Third Option shall vest and become exercisable as to 1/4 of the shares subject thereto on the date one year after the date hereof, and as to 1/16 of the shares subject thereto at the end of each three (3) month period following the date hereof, so that the Third Option shall be fully vested and exercisable on the fourth anniversary of Dr. Spraker's employment commencement; provided, however, that on such dates the Employee remains employed by the Company.

            (d) EXERCISE WITH PROMISSORY NOTE. The First, Second and Third Options shall allow for payment by the Employee upon exercise to be by full-recourse promissory note.


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      5. OTHER BENEFITS. The Employee shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change its benefit plans and programs at any time.

      6. EXPENSES. The Company shall reimburse the Employee for reasonable travel, entertainment or other expenses incurred by the Employee in the furtherance of or in connection with the performance of the Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

      7. CHANGE OF CONTROL.

            (a) OPTION ACCELERATION UPON A CHANGE OF CONTROL. Upon a Change of Control, the vesting and exercisability of each option granted to the Employee by the Company (collectively, the "Options") shall be automatically accelerated in full.

            (b) INVOLUNTARY TERMINATION IN CONNECTION WITH A CHANGE OF Control. If the Employee's employment with the Company terminates in an Involuntary Termination within [TWELVE (12) MONTHS] of a Change of Control, then, subject to
Section 9, the Employee shall be entitled to receive a lump-sum cash severance payment equal to the Employee's Current Compensation.

            (c) OTHER TERMINATION. If the Employee's employment terminates other than in an Involuntary Termination within twelve (12) months of a Change of Control, then the Employee shall not be entitled to receive severance benefits pursuant to Section 7(b) of this Agreement, but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefits plans and policies existing at the time of such termination.

      8. DEFINITIONS.

            (a) CAUSE. "Cause" shall mean the occurrence of any one or more of the following: (i) the Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of final jurisdiction for any crime which constitutes a felony in the jurisdiction involved (other than a felony traffic offense); (ii) the Employee's misappropriation of funds or commission of a material act of fraud, whether prior or subsequent to the date hereof, upon the Company; (iii) gross negligence by the Employee in the scope of the Employee's services to the Company; (iv) a willful breach by the Employee of a material provision of this Agreement; or (v) a willful failure of the Employee to substantially perform his duties


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hereunder. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause under clause (iii), (iv) or (v) of this Section 8(a) unless the Board delivers a written notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause and specifically identifying the manner in which the Board believes that the Employee has engaged in such conduct, which conduct is not substantially corrected by the Employee within 10 days following his receipt of such notice, and provides the Employee with an opportunity, together with his counsel, if any, to be heard before the Board.

            (b) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                (i) the approval by shareholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                (ii) any approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (iv) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

            (c) CURRENT COMPENSATION. "Current Compensation" shall mean an amount equal to the Employee's annual base salary and annual bonus for the fiscal year preceding the fiscal year in which severance benefits become payable to the Employee pursuant to Section 7(b).


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            (d) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean
(i) without the Employee's express written consent, a reduction by the Board of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; (ii) without the Employee's express written consent, a reduction by the Board of the Base Salary or the Employee's bonus opportunity (as set forth in Section 3(b)) in effect immediately prior to such reduction; (iii) a reduction by the Board in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction, with the result that the Employee's overall benefits package is significantly reduced; (iv) without the Employee's express written consent, the relocation of the Employee by the Board to a facility or a location more than thirty-five (35) miles from his current location; (v) any purported termination of the Employee by the Board which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 11 below; provided, however, that an event described above shall not constitute Involuntary Termination unless it is communicated by the Employee to the Company in writing and is not corrected by the Company in a manner that is reasonably satisfactory to the Employee (including full retroactive correction with respect to any monetary matter) within ten (10) days of the Company's receipt of such written notice from the Employee.

      9. GOLDEN PARACHUTE EXCISE TAX.

            (a) BENEFITS CAP. In the event that the benefits under this Agreement, when aggregated with any other payments or benefits received by the Employee, or to be received by the Employee, would (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this provision, would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision (the "Excise Tax"), then the Employee's benefits shall be either delivered in full or delivered to such lesser amount or degree as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

            (b) DETERMINATION. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's primary independent public accounting firm (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants


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may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make any determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

      10. RIGHT TO ADVICE OF COUNSEL. The Employee acknowledges that he has had the right to consult with counsel and is fully aware of his rights and obligations under this Agreement.

      11. LEGAL FEES AND EXPENSES. The Company shall pay, or reimburse the Employee for, all reasonable legal fees and expenses incurred by the Employee in connection with negotiating, drafting and executing this Agreement and an associated Estate Plan; provided, however, that the Company shall not be obligated to reimburse such legal fees and expenses in excess of $5,000.

      12. SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) EMPLOYEE'S SUCCESSORS. Without the written consent of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.
Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      13. ARBITRATION.

            (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held


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in San Francisco, California in accordance with the National Rules for the
Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) COSTS AND FEES OF ARBITRATION. Employee shall pay the initial arbitration filing fee (not to exceed $200.00), and the Company shall pay the remaining costs and expenses of such arbitration (unless Employee requests that each party pay one-half of the costs and expenses of such arbitration). The Company and Employee shall each pay separately its counsel fees and expenses unless otherwise required by law. The Company will reimburse the Employee for reasonable counsel fees and expenses actually incurred in connection with any arbitration pursuant to this section, provided however, such reimbursement will not exceed $5,000.

            (c) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

      15. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.


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      16. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      17. TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year first above written.

                                       UROQUEST MEDICAL CORPORATION

                                       By:     /s/ JEFFREY L. KAISER
                                               ---------------------------------
                                       Title:  Vice President,
                                               Chief Financial Officer,
                                               Secretary and Treasurer


                                       TERRY E. SPRAKER, PH.D.:

                                       /s/ TERRY E. SPRAKER, PH.D.
                                       -----------------------------------------


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